October 28, 2016

TO:	Members of the Federal Home Loan Bank of Boston

SUBJECT:	Member Director Report of Election

The Federal Home Loan Bank of Boston is pleased to announce the results of the election of member directors for terms beginning January 1, 2017. The directors elected are indicated below.

CONNECTICUT

Number of CT Members Voting in Election (Total Ballots Received):	Not Applicable
Percent of CT Members Voting in Election	Not Applicable
Total Number of Eligible Votes in CT (Potential)	Not Applicable

VOTES RECEIVED
*Gregory R. Shook	Unopposed
President & Chief Executive Officer
Essex Savings Bank
Essex, CT

RHODE ISLAND

Number of RI Members Voting in Election (Total Ballots Received):	11
Percent of RI Members Voting in Election	61%
Total Number of Eligible Votes in RI (Potential)	1,043,689

VOTES RECEIVED
George J. Charette	24,670
President & Chief Executive Officer
Pawtucket Credit Union
Pawtucket, RI

*John F. Treanor	785,357
Director
The Washington Trust Company
Westerly, RI
_____________________________________________
* Mr. Shook and Mr. Treanor were reelected to four year terms expiring December 31, 2020.

Members of the Federal Home Loan Bank of Boston
October 28, 2016

We extend a special note of thanks to all our members who participated in this year’s election process.

Sincerely,

/s/ Carol Hempfling Pratt

Carol Hempfling Pratt
Senior Vice President/General Counsel and Corporate Secretary